EXHIBIT 10.2

CONFIDENTIAL & PURSUANT TO COMMON INTEREST PRIVILEGE

March 29, 2011

Mr. Barney Harford
Chief Executive Officer
Orbitz Worldwide, LLC
500 W. Madison St., Suite 1000
Chicago, IL 60661

RE: Agreement Relating to AA Ticketing Authority dated February 1, 2011 between Travelport,
LP (“Travelport”) and Orbitz Worldwide, LLC (“OWW”) (the “AA Ticketing Authority
Agreement”)

Dear Barney:

Travelport and OWW' agree to amend the AA Ticketing Authority Agreement as set forth herein.

1.	Travelport and OWW agree to delete Section 4 of the AA Ticketing Authority Agreement in its entirety and to replace it with the following:

“4.    Effectiveness. This Agreement shall become effective as of the Effective Date and shall continue to be in effect until the earliest of (a) August 31, 2011, (b) the date, if any on which OWW's ticketing authority is reinstated by AA for Orbitz.com, or (c) the date, if any, that (i) the Audit Committee of the Board of Directors of OWW (the “Audit Committee”), acting reasonably and in good faith, shall determine that OWW and AA are engaged (directly or indirectly) in discussions that are reasonably likely to result in OWW having a Direct Connect (as defined in the Subscriber Agreement) relationship with AA, or (ii) OWW consummates a Direct Connect relationship (directly or indirectly) with AA. OWW shall ensure that the Audit Committee will diligently monitor any discussions that OWW may have regarding a potential Direct Connect relationship with AA and will make a determination such as described in clause (c)(i) of the previous sentence as soon as such a determination is reasonably justified. In addition, OWW will notify Travelport immediately if any of the events described in clauses (a), (b), (c)(i) and (c)(ii) of the first sentence of this Section 4 occurs, in which event, effective as of the date of the earliest of such event, this Agreement shall be terminated and of no further force and effect.”

All other terms of the AA Ticketing Authority Agreement shall remain unchanged.

The parties have caused this letter agreement to be executed by the signatures of their respective authorized representatives.

Orbitz Worldwide, LLC	Travelport, LP
/s/ Barney Harford	/s/ Travis Christ
Name: Barney Harford	Name: Travis Christ
Title: CEO	Title: President, Americas
Date: 3/28/11	Date: 3/29/11